Exhibit 99.1

[CORVIS LOGO APPEARS HERE]

Corvis Corporation Reports Financial Results for the Second Quarter

Recognizes Initial Revenues from C III Communications Investment

Seeks to “Phase Up” to NASDAQ National Market

COLUMBIA, MD (July 31, 2003) — Corvis Corporation (NASDAQ: CORV), a leading provider of intelligent optical networking solutions, today reported revenues of $27.0 million for its fiscal second quarter ended June 30, 2003. Included in this quarter’s results for the first time are both communications services revenue resulting from the company’s investment in C III Communications and revenues from its optical networking equipment business.

The investment in C III Communications, which now owns Broadwing Communications, a communications services company based in Austin, Texas that provides data, voice and video solutions to select enterprises and service providers, closed during Corvis’ second fiscal quarter. By virtue of Corvis’ ninety-six percent ownership in C III Communications, financial results of the investment are consolidated in Corvis’ quarterly results in accordance with Generally Accepted Accounting Principles. Seventeen days of Broadwing Communications’ revenues and expenses are included in Corvis’ second quarter financial results. All inter-company accounts and transactions have been eliminated for that seventeen-day period.

The Broadwing subsidiary contributed $26.7 million in recorded communications services revenues in the second quarter. The remaining $0.3 million were generated from the company’s equipment and equipment service contracts with Broadwing Communications prior to the initial closing of the C III Communications transaction, the United States Government and France Telecom.

“We are pleased to report the first communications services revenues from our Broadwing subsidiary during the quarter,” said Dr. David Huber, Corvis chairman and CEO. “We believe the addition of this revenue stream will strengthen Corvis’ long-term prospects and increase shareholder value.”

“During the second quarter, our optical networking equipment business was actively engaged in promising opportunities among leading global service providers and various government agencies worldwide who are well positioned to capitalize on our technology and the value it brings to their operations,” Dr. Huber continued.

“Corvis’ field-proven optical networking solutions, based on industry-leading technology, deliver the lowest total cost of ownership in the industry,” Dr. Huber said. ”We offer commercial and governmental service providers flexible, scalable and high-performance solutions that dramatically reduce the overall expenses associated with building and operating networks.”

The company also announced that it intends to return to the NASDAQ National Market from the NASDAQ Small Cap Market now that its stock has traded over the minimum required bid price of one dollar for more than thirty consecutive business days.

Reported net loss for the quarter, including the seventeen days of Broadwing Communications’ revenues and expenses, was $45.8 million, or ($0.11) loss per share, for the current quarter as compared with a reported net loss of $119.1 million, or ($0.31) loss per share, for the second quarter of 2002.

Pro forma net loss for the current quarter, including the seventeen days of Broadwing Communications revenues and expenses, was $27.4 million, or ($0.07) loss per share, excluding intangible assets amortization expense, equity-based expense, and restructuring and other charges compared with a pro forma net loss of $54.9 million, or ($0.14) loss per share, for the second quarter of 2002.

Broadwing Communications

In June, Corvis and its partner Cequel III, a St. Louis-based telecommunications and cable management company, announced that their joint venture, C III Communications, LLC, completed the asset purchase of Broadwing Communications, subject to certain remaining state and local regulatory requirements. The agreement to purchase most of the assets of Broadwing Communications from Cincinnati Bell, Inc., was announced in February. In accordance with the asset purchase agreement, the originally announced network purchase price of $129.0 million was reduced to approximately $90.6 million due to several factors, including the timing and speed of the closing. In addition, C III Communications purchased net working capital for which payment, if due, will be deferred for one year. The purchase price may be subject to certain further adjustments, and the completion of the transaction is still subject to certain state and local regulatory approvals.

Financial Position

Consistent with the company’s prior guidance, cash, cash equivalents and investments were $323.6 million at June 30, 2003 compared to $448.6 million at March 28, 2003. This represents a net change of $125.0 million for the quarter that included $90.6 million payment associated with the investment in Broadwing Communications and $12.5 million associated with Broadwing working capital funding. Excluding payments associated with the investment in Broadwing Communications, the company reported a net change in cash of $21.9 million, down $33.9 million or 61 percent from the previous quarter. The company reaffirmed its previous guidance and continues to expect to end fiscal 2003 with between $200 million and $275 million in cash, cash equivalents and short-term investments.

Webcast Information

In conjunction with this announcement, Corvis will host a conference call to review its second quarter financial results and other operational developments including the acquisition of Broadwing Communications, today at 5:30 PM EDT. The live broadcast of the conference will be available via Corvis’ website, www.corvis.com. Corvis has also posted information on its website highlighting the company’s rationale for the Broadwing transaction as well as its strategies for that business. An archived audio of the conference call and the additional information regarding the Broadwing business will both continue to be available for future reference through the Corvis website at www.corvis.com.

About Corvis

From point-to-point links to all-optical networks to transoceanic systems, Corvis Corporation delivers innovative optical network solutions that deliver the lowest total cost of ownership in the industry. Headquartered in Columbia, MD, Corvis provides service providers and government agencies worldwide with scalable optical networking solutions and services that dramatically reduce the overall expenses associated with building and operating networks. Customers deploying Corvis’ optical network solutions can quickly provision new wavelength-based services and tailor dynamic service-level agreements. Corvis is also the majority investor in C III Communications which recently acquired most of the assets of Broadwing Communications. Broadwing, a consolidated subsidiary of Corvis, is an optical network services company based in Austin, TX. For more information about Corvis, please visit its Web site www.corvis.com.

Corvis and the Corvis logo are trademarks and/or service marks of the Corvis Corporation. All other trademarks are the property of their respective owners.

Investor Note Regarding Forward Looking Statements

This announcement and the quarterly earnings conference call and related information may contain certain forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filings with the Securities and Exchange Commission.

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Corvis Contact:

Andrew G. Backman

Vice President

Investor and Public Relations

(443) 259-4259

Fax: (443) 259-4427

investorinformation@corvis.com

CORVIS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Quarter Ended
	June 30, 2003	June 29, 2002
	(Unaudited)	(Unaudited)
Revenues:
Equipment sales	$320	$3,022
Communications services	26,697	—

Total	27,017	3,022
Cost of sales
Equipment sales	3,428	3,971
Communications services	18,035	—

Total	21,463	3,971
Gross profit (loss)	5,554	(949)
Operating expenses:
Research and development	12,124	25,803
Selling, general and administrative	20,626	23,906
Depreciation	6,490	8,495
Amortization	1,976	4,258
Equity-based expense	5,351	17,022
Restructuring and other charges	7,797	1,792
Purchased research and development	—	34,580

Operating loss	(48,810)	(116,805)
Interest and other income (expense), net	2,999	(2,305)

Net loss before minority interest	(45,811)	(119,110)
Minority interest	19	—

Net loss	$(45,792)	$(119,110)

Weighted average number of common shares outstanding (in thousands)	403,337	383,412
Basic and diluted net loss per common share	$(0.11)	$(0.31)

CORVIS CORPORATION

PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)

(Dollars in thousands, except per share data)

For Discussion Purposes Only

	Quarter Ended
	June 30, 2003	June 29, 2002
	(Unaudited)	(Unaudited)
Revenues:
Equipment sales	$320	$3,022
Communications services	26,697	—

Total	27,017	3,022
Cost of sales
Equipment sales	91	2,233
Communications services	18,035	—

Total	18,126	2,233
Gross profit	8,891	789
Operating expenses:
Research and development	12,124	25,803
Selling, general and administrative	20,626	23,906
Depreciation	6,490	8,495

Operating loss	(30,349)	(57,415)
Interest and other income (expense), net	2,999	2,553

Pro forma Net loss	$(27,350)	$(54,862)

Weighted average number of common shares outstanding (in thousands)	403,337	383,412
Basic and diluted net loss per common share	$(0.07)	$(0.14)

CORVIS CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

For Discussion Purposes Only

		June 30, 2003 (Unaudited)
	Equipment	Communications Services	Eliminations	Total
Revenues:
Equipment sales	$365	—	$(45)	$320
Communications services sales	—	26,697	—	26,697

Total	365	26,697	(45)	27,017
Cost of sales
Equipment sales	91	—	—	91
Communications services	—	18,080	(45)	18,035
Restructuring	3,337	—	—	3,337

Total	3,428	18,080	(45)	21,463

Gross profit	(3,063)	8,617	—	5,554
Operating expenses:
Research and development	12,124	—	—	12,124
Selling, general and administrative	11,747	8,879	—	20,626
Depreciation	5,087	1,403	—	6,490
Amortization	1,784	192	—	1,976
Equity-based expense	5,351	—	—	5,351
Restructuring and other charges	7,797	—	—	7,797

Operating loss	(46,953)	(1,857)	—	(48,810)
Interest and other income (expense), net	3,003	(4)	—	2,999

Net loss before minority interest	(43,950)	(1,861)	—	(45,811)
Minority interest	—	—	19	19

Net loss	$(43,950)	$(1,861)	$19	$(45,792)

CORVIS CORPORATION

CONDENSED CONSOLIDATING PRO FORMA STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

For Discussion Purposes Only

	June 30, 2003 (Unaudited)
	Equipment	Communications Services	Eliminations	Total
Revenues:
Equipment sales	$365	$—	$(45)	$320
Communications services sales	—	26,697	—	26,697

Total	365	26,697	(45)	27,017
Cost of sales
Equipment sales	91	—	—	91
Communications services	—	18,080	(45)	18,035

Total	91	18,080	(45)	18,126
Gross profit	274	8,617	—	8,891
Operating expenses:
Research and development	12,124	—	—	12,124
Selling, general and administrative	11,747	8,879	—	20,626
Depreciation	5,087	1,403	—	6,490

Operating loss	(28,684)	(1,665)	—	(30,349)
Interest and other income (expense), net	3,003	(4)	—	2,999

Pro forma net loss	$(25,681)	$(1,669)	$—	$(27,350)

EBITDA		$(262)

Footnotes:

Consolidated Pro forma Net loss

Pro forma net loss excludes purchased research and development, intangible asset amortization expense, equity-based expense and restructuring and other charges. To assess fully the Company’s financial operating results, management believes that pro forma net loss is an appropriate measure of evaluating operating performance and liquidity of the Company, because it reflects more accurately operating performance of the Company for the reporting period by excluding those charges associated with past events that are not related to current operations or, in the case of intangible asset amortization expense and equity-based expense, amounts that are non-cash in nature. This financial measure, however, should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of these pro forma results to U.S. GAAP is set forth on the following table:

	Quarter Ended
	June, 30 2003	June 29, 2002
Reported net loss	$(45,792)	$(119,110)
Write-down of inventory & other	3,337	1,738
Restructuring & other charges	7,797	1,792
Equity-based expense	5,351	17,022
Intangible asset amortization expense	1,976	4,258
Purchased research and development	—	34,580
Interest and other income, net	—	4,858
Minority interest	(19)	—

Pro forma net loss	$(27,350)	$(54,862)

Communications Services EBITDA

EBITDA is the measure of profit or loss our management uses to evaluate performance of our communications services operating segment. EBITDA is defined as operating income before depreciation and amortization. As such, it eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our business and intangible assets recognized in as part of our recent business combination and is unaffected by our capital structure or investment activities. EBITDA is frequently used as one of the bases for comparing our operating performance with other companies in our industries, although our measure of EBITDA may not be directly comparable to similarly titled measures of other companies. This financial measure, however, should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of these pro forma results to U.S. GAAP for our communications services segment is set forth on the following table:

Net loss	$(1,861)

Depreciation	1,403
Amortization	192
Interest and other	4

EBITDA	$(262)

CORVIS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	June 30, 2003	December 28, 2002
Assets
Current assets:
Cash and cash equivalents	$286,034	$457,833
Short-term investments	31,463	24,133
Trade accounts receivable	59,827	1,781
Inventory, net	28,532	26,491
Other current assets	16,823	14,406

Total current assets	422,679	524,644

Restricted cash, non-current	3,129	2,329
Property and equipment, net	123,400	45,760
Goodwill and intangible assets, net	37,099	13,965
Long-term investments	6,080	22,450
Other non-current assets	8,489	1,170

Total assets	$600,876	$610,318

Liabilities and stockholders’ equity
Current liabilities:
Notes payable, current portion	$113	$107
Capital lease obligations, current portion	964	1,982
Accounts payable	46,224	14,973
Accrued expenses and other liabilities	63,823	31,609
Provision for restructuring and other charges	8,383	16,130

Total current liabilities	119,507	64,801

Notes payable, net of current portion	2,689	2,672
Capital lease obligations, net of current portion	1,718	74
Deferred lease liability and other	20,406	2,693

Total liabilities	144,320	70,240

Minority interest	896	—

Commitments and contingencies

Common stock*	4,165	4,126
Additional paid-in capital	2,822,027	2,809,267
Shareholder notes receivable	(32)	(32)
Treasury stock, 12,281,800 shares at cost of $0.77 per share	(9,512)	(4,405)
Accumulated other comprehensive loss	(7,477)	(8,191)
Accumulated deficit	(2,353,511)	(2,260,687)

Total stockholders’ equity	455,660	540,078

Total liabilities and stockholders’ equity	$600,876	$610,318

*	$0.01 per share par value; 1,900,000,000 authorized shares; 417,105,016 shares issued and 404,823,216 outstanding as of 6/30/03; 407,199,303 shares issued and outstanding shares as of 12/28/02.

CORVIS CORPORATION

OTHER FINANCIAL INFORMATION

(Dollars in thousands)

	Quarter Ended
	June 30, 2003	June 29, 2002
Capital expenditures	$296	$7,306

# # #

Investor and Public Relations

Andrew G. Backman

Vice President

Investor and Public Relations

(443) 259-4259

Fax: (443) 259-4427

investorinformation@corvis.com